Exhibit 99.1

For Release Friday, February 22, 2013; 7:00 AM ET

CYBERONICS REPORTS FISCAL 2013 THIRD QUARTER RESULTS

Sales of $63 million – 15% Growth
Income from Operations increases by 25%
Provides Depression Update

HOUSTON, Texas, February 22, 2013 -- Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the quarter ended January 25, 2013.

Quarterly highlights

Operating results for the third quarter of fiscal 2013 compared to the third quarter of fiscal 2012 include:

•	Net sales of $62.7 million, an increase of 15% from $54.5 million;

•	Worldwide unit sales of 3,215, an increase of 14%;

•	Record international unit sales and revenues;

•	Income from operations of $20.4 million, an increase of 25% from $16.4 million; and

•	Income per diluted share of $0.47 compared with $0.34, an increase of 38% (1).

(1)Numbers and percentages may be affected by rounding.

As discussed below under “Use of Non-GAAP Financial Measures,” the company presents in this release certain non-GAAP financial measures: adjusted non-GAAP net income, adjusted non-GAAP income per diluted share and adjusted EBITDA.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP net income and non-GAAP adjusted EBITDA.

Results and objectives

“We are very pleased with the sales results for the third quarter of fiscal 2013,” commented Dan Moore, Cyberonics’ President and Chief Executive Officer.  “Our U.S. sales team continues to deliver solid results, with sales revenue totaling more than $50 million for the third consecutive quarter and increasing by 11% compared to the third quarter of fiscal 2012.  Our latest generator, AspireHC™, continues to be well received by customers, reaching 20% of total U.S. unit sales for this quarter.

“International net sales increased by 37% to a record $12.0 million from the $8.7 million recorded in the comparable quarter of fiscal 2012, with no material impact from foreign exchange movements.

“European unit sales growth continued in double digits and overall international unit growth increased by a strong 36% over the third quarter of fiscal 2012.  We continued to see strength in all other international regions.

“Adjusted EBITDA for the third quarter was $23.8 million, and our available balance of cash and short-term investments at January 25, 2013 exceeded $131 million.  Our balance sheet continues to provide flexibility as we look for ways to increase shareholder value.

“With respect to the commencement of the medical device tax on January 1, 2013, we have included the amount of $327,000 in cost of goods sold, and adjusted our guidance as detailed below.”

Depression update

“In January 2013, the fourth paper, the meta-analysis of treatment-resistant depression (“TRD”) clinical studies, was accepted for publication in a peer-reviewed journal,” continued Mr. Moore.  “As planned, we have now submitted our formal request to CMS for reconsideration of coverage for VNS Therapy® for TRD.  Based on our understanding of the process, CMS will first make a determination as to whether to undertake a formal review of the submission, and we intend to update investors at that time.”

Stock Repurchase update

“During the recently completed quarter, we repurchased 145,000 shares on the open market, leaving 215,000 shares available to be repurchased under the current program,” continued Mr. Moore.  “On January 28, 2013, we announced that our Board had authorized the addition of 1,000,000 shares to this program.”

Fiscal 2013 guidance

Based on the financial and operating results through the third quarter of fiscal 2013, the implementation of the medical device tax and the reinstatement of the research and development tax credit, Cyberonics is adjusting the guidance for fiscal 2013 as follows:

•	Net sales guidance in the range from $248 million to $250 million (previous guidance of $246 million to $249 million).
•	Income from operations (now inclusive of the medical device tax) in the range from $75 million to $77 million (previous guidance of $73 million to $75 million exclusive of the medical device tax).
•	Adjusted net income in the range from $46 million to $48 million (previous guidance of $43 million to $45 million).
•	Adjusted diluted earnings per share in the range from $1.66 to $1.72 (previous guidance of $1.56 to $1.62).

Guidance for adjusted net income and adjusted diluted earnings per share excludes a loss of $2.5 million (net of tax), or $0.09 cents per share, for an investment write-down in the first quarter, and a gain on warrant liability of $1.3 million, or $0.05 cents per share.

Additional details will be provided during today’s conference call and in an investor presentation summarizing the company’s third quarter fiscal year 2013 results, which is available in the investor relations section of Cyberonics’ corporate website at http://www.cyberonics.com.

Use of non-GAAP financial measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP).  These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Adjusted non-GAAP net income guidance and adjusted non-GAAP income per diluted share guidance measure the net income and income per share of the company excluding for fiscal 2013 the impairment of investment and the gain on warrant liability which management considers relevant for an investor’s understanding of the company’s financial performance.  Management uses and presents adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measures because management believes they facilitate an understanding of the financial impact of such unusual items on the company’s short- and long-term financial trends.  Management also uses such adjusted non-GAAP items to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.  Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) measures the income from operations of the company and excludes the aforementioned item, as well as non-cash equity compensation and other income (expense) items.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliation between GAAP net income and non-GAAP adjusted EBITDA financial measures.

Fiscal Year 2013 third quarter results conference call instructions

Cyberonics will host a conference call today, February 22, 2013, beginning at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to review its results of operations for the fiscal year 2013 third quarter, followed by a question and answer session.

The conference call will be available to interested parties through a live audio webcast in the Investor Relations section of Cyberonics’ corporate website at http://www.cyberonics.com.  To listen to the conference call live by telephone, dial 877-638-4557 (if dialing from within the U.S.) or 914-495-8522 (if dialing from outside the U.S.).  The conference ID is 88747937.

Within 24 hours of the webcast, a replay will be available under the “Events & Presentations” section of the Investor Relations portion of the Cyberonics website, where it will be archived and accessible for approximately 12 months.

About Cyberonics, Inc. and the VNS Therapy® System

Cyberonics, Inc. is a medical technology company with core expertise in neuromodulation.  The company developed and markets the VNS Therapy System, which is FDA-approved for the treatment of refractory epilepsy and treatment-resistant depression.  The VNS Therapy System uses a surgically implanted medical device that delivers pulsed electrical signals to the vagus nerve.  Cyberonics markets the VNS Therapy System in selected markets worldwide.

Additional information on Cyberonics and the VNS Therapy System is available at www.cyberonics.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words.  Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning obtaining CMS’s reconsideration of its depression non-coverage decision and CMS’s reimbursement approval for our depression indication, completing our current share repurchase program and the repurchase of the additional 1,000,000 shares added to the program, and achieving our fiscal guidance for net sales, income from operations, adjusted net income, and adjusted diluted EPS.  Our actual results may differ materially.  Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy™ and sales of our products; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of new products, including VNS Therapy™ for the treatment of other indications; satisfactory completion of the post-market registry required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new products and indications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the potential identification of material weaknesses in our internal controls over financial reporting; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (SEC).  For a detailed discussion of these and other cautionary statements, please refer to our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 27, 2012, our Quarterly Report on Form 10-Q for fiscal quarter ended July 27, 2012 and our Quarterly Report on Form 10Q for fiscal quarter ended October 26, 2012.

Contact information

Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

CYBERONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	January 25, 2013	January 27, 2012	January 25, 2013	January 27, 2012

Net sales	$62,700,033	$54,536,585	$185,976,849	$160,893,723
Cost of sales	5,367,218	4,099,489	15,548,199	15,182,188
Gross profit	57,332,815	50,437,096	170,428,650	145,711,535
Operating expenses:
Selling, general and administrative	26,646,935	24,941,131	82,539,731	76,529,794
Research and development	10,244,322	9,097,722	30,006,041	26,206,572
Total operating expenses	36,891,257	34,038,853	112,545,772	102,736,366
Income from operations	20,441,558	16,398,243	57,882,878	42,975,169

Interest income	21,129	84,124	40,634	244,443
Interest expense	(12,271)	(69,478)	(101,043)	(250,297)
Loss on early extinguishment of debt	-	(3,670)	-	(3,670)
Other income (expense), net	(118,487)	(266,130)	(2,907,464)	(478,060)

Income before income taxes	20,331,929	16,143,089	54,915,005	42,487,585
Income tax expense	7,148,435	6,640,905	20,089,574	17,073,073

Net income	$13,183,494	$9,502,184	$34,825,431	$25,414,512

Basic income per share	$0.48	$0.34	$1.26	$0.91
Diluted income per share	$0.47	$0.34	$1.24	$0.90

Shares used in computing basic income per share	27,736,639	27,559,729	27,626,387	27,912,114
Shares used in computing diluted income per share	28,124,433	28,034,515	28,045,437	28,374,784

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited except where indicated)

	January 25, 2013	April 27, 2012
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$116,531,170	$96,654,275
Short-term investments	15,000,000	-
Accounts receivable, net	35,690,855	29,266,847
Inventories	17,427,845	14,385,875
Deferred tax assets	5,988,392	16,994,209
Other current assets	3,113,665	3,801,705
Total Current Assets	193,751,927	161,102,911
Property, plant and equipment, net	25,878,293	22,160,671
Intangible assets, net	6,376,383	4,509,612
Long-term investments	8,038,200	9,508,768
Deferred tax assets	15,958,202	14,265,574
Other assets	407,282	360,659
Total Assets	$250,410,287	$211,908,195

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payables and accrued liabilities	$21,658,197	$23,032,636
Convertible notes	-	4,000
Total Current Liabilities	21,658,197	23,036,636
Long-term Liabilities	4,359,870	5,402,189
Total Liabilities	26,018,067	28,438,825
Total Stockholders' Equity	224,392,220	183,469,370
Total Liabilities and Stockholders' Equity	$250,410,287	$211,908,195

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Thirty-Nine Weeks Ended
	January 25, 2013	January 27, 2012
Cash Flow From Operating Activities:
Net income	$34,825,431	$25,414,512
Non-cash items included in net income:
Depreciation	2,807,785	2,515,066
Amortization	633,229	1,056,917
Stock-based compensation	9,109,422	8,430,939
Deferred income taxes	16,388,319	15,671,383
Deferred license revenue amortization	(1,120,476)	(1,120,476)
Impairment of investment	4,058,768	—
Gain on warrants’ liability	(1,325,574)	—
Unrealized loss in foreign currency transactions and other	154,629	1,867,503
Changes in operating assets and liabilities:
Accounts receivable, net	(6,225,989)	1,117,222
Inventories	(3,044,106)	1,124,147
Other current assets	723,698	(570,475)
Other assets	(989)	51,196
Accounts payable and accrued liabilities	(1,278,862)	(2,821,873)
Net cash provided by operating activities	55,705,285	52,736,061

Cash Flow From Investing Activities:
Short-term investments	(15,000,000)	—
Investment in convertible preferred stock	(2,588,200)	(4,000,000)
Intangible asset purchases	(2,500,000)	(500,000)
Purchases of property, plant and equipment	(6,515,509)	(16,586,464)
Net cash used in investing activities	(26,603,709)	(21,086,464)

Cash Flow From Financing Activities:
Proceeds from exercise of options for common stock	8,969,626	2,041,546
Purchase of treasury stock	(20,105,481)	(38,815,838)
Repurchase of convertible notes	—	(7,044,000)
Realized excess tax benefits – stock compensation based	2,040,699	—
Net cash used in financing activities	(9,095,156)	(43,818,292)

Effect of exchange rate changes on cash and cash equivalents	(129,525)	991,576
Net increase (decrease) in cash and cash equivalents	19,876,895	(11,177,119)
Cash and cash equivalents at beginning of period	96,654,275	89,313,850
Cash and cash equivalents at end of period	$116,531,170	$78,136,731

 RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(Unaudited)

The following table sets forth the reconciliation between net income and our non-GAAP financial measure for adjusted EBITDA (unaudited):

	Thirteen Weeks Ended
	January 25, 2013	January 27, 2012
Net income	$13,183,494	$9,502,184
Interest (income) expense, net	(8,858)	(14,646)
Other expense, net	116,375	269,800
Warrant gain	2,112	-
Income tax expense	7,148,435	6,640,905
Income from Operations	$20,441,558	$16,398,243
Depreciation and amortization	1,123,427	1,125,086
Impairment of intangibles, net	-	482,603
Equity based compensation	2,263,234	2,841,344
Adjusted EBITDA	$23,828,219	$20,847,276